Exhibit 5

OPINION OF LUSE GORMAN POMERENK & SCHICK, PC

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015
____________________
TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

June 29, 2011

Board of Directors
OmniAmerican Bancorp, Inc.
1320 S. University Drive, Suite 900
Fort Worth, Texas 76107

Re:	OmniAmerican Bancorp, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of OmniAmerican Bancorp, Inc. (the “Company”) to be issued pursuant to the OmniAmerican Bancorp, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”) and participation interests in the Common Stock of the Company offered or sold to the OmniAmerican Bank 401(k) Profit Sharing Plan (the “401(k) Profit Sharing Plan”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of OmniAmerican Bancorp, Inc. (the “Company”), the 2011 Equity Incentive Plan, the 401(k) Profit Sharing Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Upon the effectiveness of the Form S-8, the Common Stock of the Company when issued in accordance with the terms and conditions of the 2011 Equity Incentive Plan and the participation interests in the Common Stock of the Company when offered or sold to the 401(k) Profit Sharing Plan,  will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.

LUSE GORMAN POMERENK & SCHICK,
A Professional Corporation